Exhibit 99.1

Investor Relations:	Alexandra Lynn
(617) 747-3300
ir@amg.com

Media Relations:	Laura O’Brien
(617) 747-3300
pr@amg.com

AMG Reports Financial and Operating Results

for the First Quarter of 2013

Company Reports Economic EPS of $2.27; EPS of $1.15

BOSTON, April 30, 2013 — Affiliated Managers Group, Inc. (NYSE: AMG) today reported its financial and operating results for the quarter ended March 31, 2013.

For the first quarter of 2013, Economic earnings per share (“Economic EPS”) were $2.27, compared to $1.58 for the same period of 2012, while diluted earnings per share for the first quarter of 2013 were $1.15, compared to $0.71 for the same period of 2012.  For the first quarter of 2013, Economic net income was $124.2 million, compared to $83.5 million for the same period of 2012.  For the first quarter of 2013, Net income was $62.4 million, compared to $37.4 million for the same period of 2012.  For the first quarter of 2013, EBITDA was $175.0 million, compared to $114.1 million for the same period of 2012.  (Economic EPS, Economic net income, and EBITDA are defined in the attached tables, along with comparisons to the appropriate GAAP measure.)

Net client cash flows for the first quarter of 2013 were $12.0 billion. The aggregate assets under management of AMG’s affiliated investment management firms were approximately $463 billion at March 31, 2013.

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“With strong year-over-year growth in our earnings and record net client cash flows of $12 billion in the first quarter, AMG has had an excellent start to 2013,” stated Sean M. Healey, Chairman and Chief Executive Officer of AMG.  “Our Economic earnings per share increased 44% over the first quarter of 2012 — adjusting for the impact of the early realization of performance fees, the increase was 30% — reflecting continued strong organic growth and excellent execution across all areas of our business.”

“This quarter marks AMG’s twelfth consecutive quarter of strong net client cash flows generated by the successful execution of our global distribution strategy and our Affiliates’ excellent investment performance,” Mr. Healey continued. “Our Affiliates’ industry-leading products, particularly in global and emerging markets equities and alternatives, continue to see strong demand around the world, especially given the long-term track records of outperformance at Affiliates such as Tweedy, Browne, Harding Loevner, Genesis, BlueMountain, and AQR.  As we continue to enhance the breadth and depth of our global distribution platform, including into additional coverage regions, we see substantial opportunities for our Affiliates to generate new business and win further market share globally.”

“Finally, we continue to make progress with a diverse pipeline of prospective Affiliates around the world,” Mr. Healey concluded.  “With our unique competitive position and a favorable transaction environment, we are actively pursuing an array of opportunities across outstanding traditional and alternative firms, and we are confident in our prospects for continued meaningful growth through accretive new investments.”

About Affiliated Managers Group

AMG is a global asset management company with equity investments in leading boutique investment management firms.  AMG’s innovative partnership approach allows each Affiliate’s management team to own significant equity in their firm while maintaining operational autonomy.  AMG’s strategy is to generate growth through the internal growth of existing Affiliates, as well as through investments in new Affiliates.  In addition, AMG provides centralized assistance to its Affiliates in strategic matters, marketing, distribution, product development and operations.  As of March 31, 2013, the aggregate assets under management of AMG’s Affiliates were approximately $463 billion in more than 350 investment products across a broad range of investment styles, asset classes and distribution channels.  For more information, please visit the Company’s website at www.amg.com.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws.  Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, the ability to close pending investments, the investment performance of our Affiliates and their ability to effectively market their investment strategies, and other risks detailed from time to time in AMG’s filings with the Securities and Exchange Commission.  Reference is hereby made to the “Risk Factors” set forth in the Company’s Form 10-K for the year ended December 31, 2012.

AMG routinely posts information that may be significant for investors in the Investor Relations section of its website, and encourages investors to consult that section regularly.  For additional information, please visit www.amg.com.

Financial Tables Follow

A teleconference will be held with AMG’s management at 11:00 a.m. Eastern time today.  Parties interested in listening to the teleconference should dial 1-877-407-9210 (domestic calls) or 1-201-689-8049 (international calls) starting at 10:45 a.m. Eastern time.  Those wishing to listen to the teleconference should dial the appropriate number at least ten minutes before the call begins.

The teleconference will also be available for replay beginning approximately one hour after the conclusion of the call.  To hear a replay of the call, please dial 1-877-660-6853 (domestic calls) or 1-201-612-7415 (international calls) and provide conference ID 412594.  The live call and replay of the session, and additional financial information referenced during the teleconference, can also be accessed via the Web at http://www.amg.com/InvestorRelations/.

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Affiliated Managers Group, Inc.

Financial Highlights

(in millions, except per share data)

	Three Months	Three Months
	Ended	Ended
	3/31/12	3/31/13

Revenue	$417.7	$502.2

Net income (controlling interest)	$37.4	$62.4

Economic net income (A)	$83.5	$124.2

EBITDA (B)	$114.1	$175.0

Average shares outstanding - diluted	52.9	54.2

Earnings per share - diluted	$0.71	$1.15

Average shares outstanding - adjusted diluted (C)	52.9	54.7

Economic earnings per share (C)	$1.58	$2.27

	December 31, 2012	March 31, 2013

Cash and cash equivalents	$430.4	$335.0

Senior bank debt	$325.0	$150.0

Senior notes	$340.0	$340.0

Senior convertible securities	$450.1	$454.0

Junior convertible trust preferred securities	$515.5	$516.3

Stockholders’ equity	$2,084.2	$2,130.9

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Affiliated Managers Group, Inc.

Reconciliations of Earnings Per Share Calculation

(in millions, except per share data)

	Three Months	Three Months
	Ended	Ended
	3/31/12	3/31/13

Net income (controlling interest)	$37.4	$62.4

Average shares outstanding - diluted	52.9	54.2

Earnings per share - diluted	$0.71	$1.15

Reconciliations of Average Shares Outstanding

	Three Months	Three Months
	Ended	Ended
	3/31/12	3/31/13

Average shares outstanding - diluted	52.9	54.2
Dilutive impact of 2008 Senior convertible securities shares	—	0.5
Average shares outstanding - adjusted diluted (C)	52.9	54.7

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Affiliated Managers Group, Inc.

Operating Results

Assets Under Management

(in millions)

Statement of Changes

	Institutional	Mutual Fund	High Net Worth	Total

Assets under management, December 31, 2012	$254,337	$121,874	$55,556	$431,767
Client cash inflows	10,889	12,068	3,174	26,131
Client cash outflows	(4,967)	(7,288)	(1,922)	(14,177)
Net client cash flows	5,922	4,780	1,252	11,954
Investment performance	8,846	8,081	2,514	19,441
Other (D)	(626)	—	(3)	(629)
Assets under management, March 31, 2013	$268,479	$134,735	$59,319	$462,533

Financial Results

(in millions)

	Three Months Ended 3/31/12	Percent of Total	Three Months Ended 3/31/13	Percent of Total
Revenue
Institutional	$206.8	50%	$223.8	45%
Mutual Fund	175.7	42%	227.6	45%
High Net Worth	35.2	8%	50.8	10%
	$417.7	100%	$502.2	100%

EBITDA (B)
Institutional	$66.8	59%	$104.1	60%
Mutual Fund	37.1	32%	55.0	31%
High Net Worth	10.2	9%	15.9	9%
	$114.1	100%	$175.0	100%

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Affiliated Managers Group, Inc.

Reconciliations of Performance and Liquidity Measures

(in millions)

	Three Months	Three Months
	Ended	Ended
	3/31/12	3/31/13

Net income (controlling interest)	$37.4	$62.4
Intangible amortization and impairments	35.0	38.4
Intangible-related deferred taxes	9.9	12.0
Imputed interest and contingent payment arrangements	0.6	9.1
Affiliate equity expense	0.6	2.3
Economic net income (A)	$83.5	$124.2

Cash flow from operations	$52.5	$202.2
Interest expense, net of non-cash items	16.8	21.7
Current tax provision	8.0	21.2
Income from equity method investments, net of distributions	(14.1)	(32.9)
Changes in assets and liabilities and other adjustments	50.9	(37.2)
EBITDA (B)	$114.1	$175.0
Holding company expenses	21.9	22.8
EBITDA contribution	$136.0	$197.8

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Affiliated Managers Group, Inc.

Consolidated Statements of Income

(in millions, except per share data)

	Three Months Ended
	March 31,
	2012	2013

Revenue	$417.7	$502.2

Operating expenses:
Compensation and related expenses	181.1	214.5
Selling, general and administrative	85.0	92.3
Intangible amortization and impairments	30.4	32.9
Depreciation and other amortization	3.4	3.5
Other operating expenses	9.0	8.5
	308.9	351.7
Operating income	108.8	150.5

Income from equity method investments	14.5	50.6

Other non-operating (income) and expenses:
Investment and other income	(10.4)	(4.5)
Interest expense	18.6	24.2
Imputed interest expense and contingent payment arrangements (E)	(2.5)	14.2
	5.7	33.9

Income before income taxes	117.6	167.2

Income taxes (F)	24.6	37.5
Net income	93.0	129.7

Net income (non-controlling interests)	(55.6)	(67.3)

Net income (controlling interest)	$37.4	$62.4

Average shares outstanding - basic	51.6	52.7
Average shares outstanding - diluted	52.9	54.2

Earnings per share - basic	$0.72	$1.18
Earnings per share - diluted	$0.71	$1.15

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Affiliated Managers Group, Inc.

Consolidated Balance Sheets

(in millions)

	December 31,	March 31,
	2012	2013
Assets
Current assets:
Cash and cash equivalents	$430.4	$335.0
Investment advisory fees receivable	255.5	256.7
Investments in marketable securities	128.9	135.5
Unsettled fund shares receivable	40.1	275.9
Prepaid expenses and other current assets	57.4	61.2
Total current assets	912.3	1,064.3

Fixed assets, net	81.5	83.1
Equity method investments in Affiliates	1,031.3	984.5
Acquired client relationships, net	1,585.5	1,535.4
Goodwill	2,355.2	2,342.1
Other assets	221.3	215.7
Total assets	$6,187.1	$6,225.1

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$324.7	$237.0
Unsettled fund shares payable	39.8	279.2
Payables to related party	11.3	23.0
Total current liabilities	375.8	539.2

Senior bank debt	325.0	150.0
Senior notes	340.0	340.0
Senior convertible securities	450.1	454.0
Junior convertible trust preferred securities	515.5	516.3
Deferred income taxes	497.1	503.6
Other long-term liabilities	164.7	172.0
Total liabilities	2,668.2	2,675.1

Redeemable non-controlling interests	477.5	512.0

Equity:
Common stock	0.5	0.5
Additional paid-in capital	868.5	817.7
Accumulated other comprehensive income	79.1	58.0
Retained earnings	1,350.7	1,413.1
	2,298.8	2,289.3
Less treasury stock, at cost	(214.6)	(158.4)
Total stockholders’ equity	2,084.2	2,130.9

Non-controlling interests	957.2	907.1
Total equity	3,041.4	3,038.0
Total liabilities and equity	$6,187.1	$6,225.1

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Affiliated Managers Group, Inc.

Consolidated Statements of Cash Flow

(in millions)

	Three Months Ended
	March 31,
	2012	2013

Cash flow from operating activities:
Net income	$93.0	$129.7
Adjustments to reconcile Net income to net cash flow from operating activities:
Intangible amortization and impairments	30.4	32.9
Amortization of issuance costs	1.8	2.5
Depreciation and other amortization	3.4	3.5
Deferred income tax provision	13.4	12.7
Imputed interest expense and contingent payment arrangements	(2.5)	14.2
Income from equity method investments, net of amortization	(14.5)	(50.6)
Distributions received from equity method investments	36.8	93.9
Tax benefit from exercise of stock options	0.4	0.6
Share-based compensation	8.2	8.9
Affiliate equity expense	2.2	5.2
Other adjustments	(6.0)	0.9
Changes in assets and liabilities:
(Increase) decrease in investment advisory fees receivable	(12.5)	3.7
Increase in prepaids and other current assets	(9.1)	(7.4)
Increase in other assets	(0.5)	(0.1)
Increase in unsettled fund shares receivable	(45.2)	(238.4)
Increase in unsettled fund shares payable	41.6	242.0
Decrease in accounts payable, accrued liabilities and other long-term liabilities	(88.4)	(52.0)
Cash flow from operating activities	52.5	202.2

Cash flow from (used in) investing activities:
Purchase of fixed assets	(1.3)	(4.6)
Purchase of investment securities	(9.5)	(2.6)
Sale of investment securities	12.9	0.2
Cash flow from (used in) investing activities	2.1	(7.0)

Cash flow used in financing activities:
Borrowings of senior bank debt	—	20.0
Repayments of senior bank debt	—	(195.0)
Issuance of common stock	15.1	29.2
Repurchase of common stock	(32.7)	—
Excess tax benefit from exercise of stock options	3.5	7.5
Note and contingent payments	(0.2)	(37.8)
Distributions to non-controlling interests	(82.0)	(125.4)
Affiliate equity issuances and repurchases	(16.9)	15.8
Cash flow used in financing activities	(113.2)	(285.7)

Effect of foreign exchange rate changes on cash and cash equivalents	2.8	(4.9)
Net decrease in cash and cash equivalents	(55.8)	(95.4)
Cash and cash equivalents at beginning of period	449.5	430.4
Cash and cash equivalents at end of period	$393.7	$335.0

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Affiliated Managers Group, Inc.

Notes

(in millions, except per share data)

(A)                               Under our Economic net income definition, we add to Net income (controlling interest) amortization (including equity method amortization) and impairments, deferred taxes related to intangible assets, non-cash imputed interest expense (principally related to the accounting for convertible securities and contingent payment arrangements) and certain Affiliate equity expenses.  We consider Economic net income an important measure of our financial performance, as we believe it best represents operating performance before non-cash expenses relating to the acquisition of interests in our affiliated investment management firms, and it is therefore employed as our principal performance benchmark.  This non-GAAP performance measure is provided in addition to, but not as a substitute for, Net income; Economic net income is not a liquidity measure, and should not be used in place of liquidity measures calculated under GAAP.

We add back amortization and impairments attributable to acquired client relationships because these expenses do not correspond to the changes in the value of these assets, which do not diminish predictably over time.  The portion of deferred taxes generally attributable to intangible assets (including goodwill) is added back because we believe it is unlikely these accruals will be used to settle material tax obligations.  We add back non-cash imputed interest expense and reductions or increases in contingent payment arrangements to better reflect our contractual interest obligations. We add back non-cash expenses relating to certain transfers of equity between Affiliate partners when these transfers have no dilutive effect to shareholders.

(B)                               EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization.  This supplemental non-GAAP liquidity measure is provided in addition to, but not as a substitute for, cash flow from operations.  As a measure of liquidity, we believe EBITDA is useful as an indicator of our ability to service debt, make new investments and meet working capital requirements.  EBITDA, as calculated by us, may not be consistent with computations of EBITDA by other companies.  In reporting EBITDA by segment, Affiliate expenses are allocated to a particular segment on a pro rata basis with respect to the revenue generated by that Affiliate in such segment.

(C)                               Economic earnings per share represents Economic net income divided by the adjusted diluted average shares outstanding.  In this calculation, the potential share issuance in connection with our convertible securities is measured using a “treasury stock” method.  Under this method, only the net number of shares of common stock equal to the value of the contingently convertible securities and the junior convertible trust preferred securities in excess of par, if any, are deemed to be outstanding.  We believe the inclusion of net shares under a treasury stock method best reflects the benefit of the increase in available capital resources (which could be used to repurchase shares of common stock) that occurs when these securities are converted and we are relieved of our debt obligation.  This method does not take into account any increase or decrease in our cost of capital in an assumed conversion.  Economic earnings per share is not a liquidity measure, and should not be used in place of liquidity measures calculated under GAAP.

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(D)                               Other includes assets under management attributable to Affiliate product transitions, new investment client transitions and transfers of our interests in certain Affiliated investment management firms, the financial effects of which are not material to our ongoing results.

(E)                                In the first quarters of 2012 and 2013, we adjusted our estimate of our contingent payment obligations and, accordingly, recorded a gain attributable to the controlling interest of $5.0 ($3.3 net of tax) and an expense attributable to the controlling interest of $8.2 ($5.3 net of tax), respectively.

(F)                                 Our consolidated income tax provision includes taxes attributable to controlling interests, and to a lesser extent, taxes attributable to non-controlling interests, as follows:

	Three Months Ended
	March 31,
	2012	2013
Current income taxes	$8.0	$21.2
Intangible-related deferred taxes	9.9	12.0
Other deferred taxes	2.9	0.9
Taxes attributable to controlling interests	20.8	34.1
Taxes attributable to non-controlling interests	3.8	3.4
Total income taxes	$24.6	$37.5

Income before taxes (controlling interests)	$58.2	$96.5

Effective tax rate*	35.7%	35.3%

* Taxes attributable to controlling interests divided by controlling interest share of the consolidated income before taxes.